UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 13, 2005

FIRST SECURITY BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)
Kentucky	000-49781	61-1364206

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

318 East Main Street	Lexington, Kentucky	40507

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (859) 367-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

              On April 13, 2005, at a meeting of the Board of Directors, Julian E. Beard was elected Chairman of the Board and Erle Levy was elected Vice Chairman of the Board. Both Mr. Beard and Mr. Levy are existing directors of First Security Bancorp, Inc.

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY BANCORP, INC. (Registrant)
Date: April 14, 2005	By:/s/ David W. Chrisman David Chrisman, Secretary

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